EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-99942, 333-17687 and 333-49027 of Speedway Motorsports, Inc. on Forms S-8 of our report dated February 14, 2001, appearing in the Annual Report on Form 10-K of Speedway Motorsports, Inc. for the year ended December 31, 2000.




Charlotte, North Carolina
March 28, 2001